Exhibit 10.11

APPLE INC.

2014 EMPLOYEE STOCK PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

NOTICE OF GRANT

Name:                                     (the “Participant”)

Employee ID:

Grant Number:

No. of Units Subject to Award:

Award Date:                            (the “Award Date”)

Vesting Commencement Date:

Vesting Schedule:

This restricted stock unit award (the “Award”) is granted under and governed by the terms and conditions of the Apple Inc. 2014 Employee Stock Plan and the Terms and Conditions of Restricted Stock Unit Award, which are attached hereto and incorporated herein by reference.

You do not have to accept the Award. If you wish to decline your Award, you should promptly notify Apple Inc.’s Stock Plan Group of your decision at stock@apple.com. If you do not provide such notification within thirty (30) days after the Award Date, you will be deemed to have accepted your Award on the terms and conditions set forth herein.

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

1. General. These Terms and Conditions of Restricted Stock Unit Award (these “Terms”) apply to a particular restricted stock unit award (the “Award”) granted by Apple Inc., a California corporation (the “Company”), and are incorporated by reference in the Notice of Grant (the “Grant Notice”) corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is referred to as the “Participant.” The effective date of grant of the Award as set forth in the Grant Notice is referred to as the “Award Date.” The Award was granted under and is subject to the provisions of the Apple Inc. 2014 Employee Stock Plan (the “Plan”). Capitalized terms are defined in the Plan if not defined herein. The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. The Grant Notice and these Terms are collectively referred to as the “Award Agreement” applicable to the Award.

2. Stock Units. As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Stock (“Share”) solely for purposes of the Plan and this Award Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to this Award Agreement. The Stock Units shall not be treated as property or as a trust fund of any kind.

3. Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable as set forth in the Grant Notice. (Each vesting date set forth in the Grant Notice is referred to herein as a “Vesting Date”).

4. Continuance of Employment. The vesting schedule requires continued employment or service through each applicable Vesting Date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Participant’s status as an employee at will who is subject to termination with or without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or services, or affects the right of the Company or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his consent thereto.

5. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Units. The Participant shall have no rights as a shareholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units or any Shares underlying or issuable in respect of such Stock Units until such Shares are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate or book entry evidencing such Shares.

(b) Dividend Equivalent Rights Distributions. As of any date that the Company pays an ordinary cash dividend on its Common Stock, the Company shall credit the Participant with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (with such total number adjusted pursuant to Section 11 of the Plan) subject to the Award that are outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 5(b) with respect to any Stock Units which, immediately prior to the record date for that dividend, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6. Restrictions on Transfer. Except as provided in Section 4(c) of the Plan, neither the Award, nor any interest therein or amount or Shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.

7. Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 or Section 8 (and in all events not later than two and one-half (2 1⁄2) months after such vesting event), the Company shall deliver to the Participant a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the number of Stock Units subject to the Award that vest on the applicable Vesting Date, less Tax-Related Items (as defined in Section 11 below), unless such Stock Units terminate prior to the given Vesting Date pursuant to Section 8. The Company’s obligation to deliver Shares or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any Shares with respect to the vested Stock Units deliver to the Company any representations or other documents or assurances required pursuant to Section 13(c) of the Plan. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

8. Effect of Termination of Employment. Except as expressly provided below in this Section 8, the Participant’s Stock Units (as well as the related Dividend Equivalent Rights) shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by or providing services to the Company or one of its Subsidiaries (the “Severance Date”), regardless of the reason for the termination of the Participant’s employment with the Company or a Subsidiary, whether with or without cause, voluntarily or involuntarily. Notwithstanding the foregoing, in the event the Participant’s employment terminates due to the Participant’s Disability at a time when Stock Units remain outstanding and unvested under the Award, (a) the Award shall vest with respect to the number of Stock Units determined by multiplying (i) the number of then-outstanding and unvested Stock Units subject to the Award that would have otherwise vested pursuant to Section 3 on the next Vesting Date following the Severance Date but for such termination of employment, by (ii) a fraction, the numerator of which shall be the number of days that have elapsed between the Vesting Date that immediately preceded the Severance Date (or, in the case of a termination prior to the initial Vesting Date, the Vesting Commencement Date) and the Severance Date, and the denominator of which shall be the number of days between the Vesting Date that immediately preceded the Severance Date (or, in the case of a termination prior to the initial Vesting Date, the Vesting Commencement Date) and the next Vesting Date following the Severance Date that would have occurred but for such termination of employment; and (b) any Stock Units (as well as the related Dividend Equivalent Rights) that are not vested after giving effect to the foregoing clause (a) shall terminate on the Severance Date. Further, in the event the Participant’s employment terminates due to the Participant’s death, any then-outstanding and unvested Stock Units subject to the Award shall be fully vested as of the Severance Date, and any Dividend Equivalent Rights credited to the Participant shall be paid. If any unvested Stock Units are terminated hereunder, such Stock Units (as well as the related Dividend Equivalent Rights) shall automatically terminate and be cancelled as of the applicable Severance Date without payment of any consideration by the Company and without any other action by the Participant or the Participant’s personal representative, as the case may be.

9. Recoupment. Notwithstanding any other provision herein, the Award and any Shares or other amount or property that may be issued, delivered or paid in respect of the Award, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, shall be subject to any recoupment, “clawback” or similar provisions of applicable law, as well as any recoupment or “clawback” policies of the Company that may be in effect from time to time. In addition, the Company may require the Participant to deliver or otherwise repay to the Company the Award and any Shares or other amount or property that may be issued, delivered or paid in respect of the Award, as well as any consideration that may be received in respect of a sale or other disposition of any such Shares or property, if the Company reasonably determines that one or more of the following has occurred:

(a)

during the period of the Participant’s employment or service with the Company or any of its Subsidiaries (the “Employment Period”), the Participant has committed a felony (under the laws of the United States or any relevant state, or a similar crime or offense under the applicable laws of any relevant foreign jurisdiction);

(b)

during the Employment Period or at any time thereafter, the Participant has committed or engaged in a breach of confidentiality, or an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information of the Company or any of its Subsidiaries;

(c)

during the Employment Period or at any time thereafter, the Participant has committed or engaged in an act of theft, embezzlement or fraud, or materially breached any agreement to which the Participant is a party with the Company or any of its Subsidiaries.

10. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 11 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Committee shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which Dividend Equivalent Rights are credited pursuant to Section 5(b).

11. Responsibility for Taxes. Regardless of any action the Company and/or the Participant’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed by the Company or the Employer to be an appropriate charge to the Participant even if technically due by the Company or the Employer (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Stock Units, the vesting of the Stock Units, the delivery of Shares, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends and/or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is or becomes subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, the Participant shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer, at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy withholding and all other obligations with regard to all Tax-Related Items legally payable by the Participant by one or a combination of the following:

(a) withholding from any wages or other cash compensation payable to the Participant by the Company and/or the Employer;

(b) withholding otherwise deliverable Shares and/or from otherwise payable Dividend Equivalent Rights to be issued or paid upon vesting/settlement of the Award;

(c) arranging for the sale of Shares otherwise deliverable to the Participant (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization), including selling shares as part of a block trade with other Participants in the Plan; or

(d) withholding from the proceeds of the sale of Shares acquired upon vesting/settlement of the Award.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares as described herein, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Plan. The Participant shall pay to the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver to the Participant any Shares pursuant to the Participant’s Award if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this Section.

12. Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Award by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or a third party vendor designated by the Company.

13. Data Privacy. The Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 13. The Company, its related entities, and the Participant’s employer hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and its related entities may transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company and its related entities may each further transfer Data to any third parties assisting the Company or any such related entity in the implementation, administration and management of the Plan. The Participant acknowledges that the transferors and transferees of such Data may be located anywhere in the world and hereby authorizes each of them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Participant’s behalf to a broker or to other third party with whom the Participant may elect to deposit any Shares acquired under the Plan (whether pursuant to the Award or otherwise).

14. Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of the Company, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

15. Plan. The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement. The Participant acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

16. Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 15 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

17. Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

18. Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

19. Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

20. Governing Law and Choice of Venue. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.

For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

21. Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Agreement shall be construed and interpreted consistent with that intent.

22. Severability. The provisions of this Award Agreement are severable and if any one of more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

23. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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